Exhibit 99.1

News from Xerox Holdings Corporation

Xerox Announces Exchange Transaction to Extend Portion of 2028 Debt Maturities and Reduce Overall Debt

NORWALK, Conn., Oct. 29, 2026 – Xerox Holdings Corporation (NASDAQ: XRX) today announced an exchange transaction (the “Exchange Transaction”) that will address approximately $174 million of its senior notes due in 2028 (the “2028 Notes”), extending those maturities to 2030 while reducing overall debt principal and preserving cash. The transaction represents another step in the company’s ongoing efforts to strengthen its balance sheet and reduce leverage.

“Following the open market purchases earlier this year, this transaction is yet another step that we’ve taken to proactively address our upcoming maturities. It addresses more than 30% of our outstanding 2028 Notes while reducing debt principal and preserving liquidity to support the business,” said Chuck Butler, chief financial officer at Xerox. “We appreciate the constructive partnership with our largest lenders and remain focused on strengthening our balance sheet and reducing leverage.”

Transaction Details

The Exchange Transaction is anchored by an ad hoc group of first lien lenders and provides for holders of approximately $174 million of 2028 Notes to exchange their notes for a combination of Xerox Corporation’s newly issued first lien senior secured notes due October 2030 (the “New First Lien Notes”), and shares of Xerox common stock.

For each $1,000 principal amount of 2028 Notes exchanged, participating holders will receive $690 principal amount of New First Lien Notes and $60 in value of Xerox common stock (based on a discount to the pre-announcement VWAP), or additional New First Lien Notes in certain limited circumstances.

The New First Lien Notes will be largely identical to the existing first lien notes due October 2030 and will rank pari passu with the company’s existing first lien debt. The transaction is structured as a cashless exchange, other than transaction expenses, and is expected to keep cash interest approximately neutral. It is expected to close on or about November 13, 2026, subject to certain limited conditions.

Upon completion, the transaction is expected to reduce overall debt principal by approximately $53 million and extend $121 million of debt maturing in 2028 to 2030.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

© 2026 Xerox Corporation. All rights reserved. Xerox® and the Xerox logo are trademarks of XRX Brandco LLC in the United States and/or other countries. Lexmark® is a trademark of Lexmark International, Inc. in the United States and/or other countries.

News from Xerox Holdings Corporation

Advisors

Lazard is serving as financial advisor to Xerox and Simpson Thacher & Bartlett LLP is serving as legal advisor. Moelis & Company LLC is serving as financial advisor to the ad hoc group of first lien lenders and Gibson, Dunn & Crutcher LLP is serving as legal advisor.

Forward-Looking Statement

This presentation and other written or oral statements made from time to time by management contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and involve certain risks and uncertainties. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “would”, “could”, “can”, “should”, “targeting”, “projecting”, “driving”, “future”, “plan”, “predict”, “may” and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ significantly from the results discussed in the forward-looking statements. These statements reflect management’s current beliefs and assumptions and are subject to a number of other factors that may cause actual results to differ materially.

Such factors include but are not limited to: applicable market conditions; global macroeconomic conditions, including inflation, slower growth or recession, delays or disruptions in the global supply chain, higher interest rates, and wars and other conflicts, including the current conflict between Russia and Ukraine; our ability to succeed in a competitive environment, including by developing new products and service offerings and preserving our existing products and market share as well as repositioning our business in the face of customer preference, technological, and other change, such as evolving return-to-office and hybrid working trends; failure of our customers, vendors, and logistics partners to perform their contractual obligations to us; our ability to attract, train, and retain key personnel; execution risks around our Reinvention; the risk of breaches of our security systems due to cyber, malware, or other intentional attacks that could expose us to liability, litigation, regulatory action or damage our reputation; our ability to obtain adequate pricing for our products and services and to maintain and improve our cost structure; changes in economic and political conditions, licensing requirements, and tax laws in the United States and in the foreign countries in which we do business; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; interest rates, cost of capital, and access to credit markets; risks related to our indebtedness; the imposition of new or incremental trade protection measures such as tariffs and import or export restrictions; funding requirements associated with our employee pension and retiree health benefit plans; changes in foreign currency exchange rates; the risk that we may be subject to new or heightened regulatory or operation risks as a result of our, or third parties,’ use or anticipated use of artificial intelligence technologies; the risk that our operations and products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives and anti-corruption laws; the outcome of litigation and regulatory proceedings to which we may be a

© 2026 Xerox Corporation. All rights reserved. Xerox® and the Xerox logo are trademarks of XRX Brandco LLC in the United States and/or other countries. Lexmark® is a trademark of Lexmark International, Inc. in the United States and/or other countries.

News from Xerox Holdings Corporation

party; laws, regulations, international agreements and other initiatives to limit greenhouse gas emissions or relating to climate change, as well as the physical effects of climate change; our ability to successfully integrate the Lexmark business and realize the anticipated benefits thereof, including expected synergies; and other factors that are set forth from time to time in the Company’s Securities and Exchange Commission filings, including the combined Annual Report on Form 10-K of Xerox Holdings and Xerox Corporation.

These forward-looking statements speak only as of the date hereof or of the date to which they refer, and the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events or developments, except as required by law.

ABOUT XEROX HOLDINGS CORPORATION (NASDAQ: XRX)

Xerox is a global technology company with more than 120 years of innovation leadership. We design, manufacture, deliver, and support print, IT, and digital services for nearly 200,000 clients worldwide. Our integrated, AI-powered portfolio includes managed and production print, document management, workflow automation, cybersecurity, cloud managed services, IT infrastructure, and collaboration technology. Serving clients from growing SMBs to 90 percent of the Fortune 500, Xerox supports leading healthcare, government, financial services, education, legal, retail, and commercial organizations. Through direct sales and a global network of channel partners, we deliver the technology, expertise, and support organizations need to operate efficiently, securely, and at scale.

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Media Contact

Justin Capella, Xerox, Justin.Capella@xerox.com

Investor Contact

Greg Stein, Xerox, Greg.Stein@xerox.com

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© 2026 Xerox Corporation. All rights reserved. Xerox® and the Xerox logo are trademarks of XRX Brandco LLC in the United States and/or other countries. Lexmark® is a trademark of Lexmark International, Inc. in the United States and/or other countries.